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                                                                    Exhibit 23.3

                          CONSENT OF FINANCIAL ADVISER

     We hereby consent to the use of our opinion, dated November 15, 1994, addressed to the Board of Directors of Enserch Exploration, Inc. which is included as Exhibit A to the Prospectus/Information Statement which forms a part of the Registration Statement on Form S-4 of New Enserch Exploration, Inc., relating to the proposed reorganization of Enserch Exploration Partners, Ltd. and to the references to us under the headings "Summary -- The Reorganization -- Fairness Opinion", "Special Considerations -- Newco -- Transaction Costs", "The Reorganization -- Background" and "The Reorganization -- Fairness Opinion" therein. In giving this consent, we do not admit that we are, and we are of the view that we are not, within the category of persons whose consent is required under Section 7 of, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in, the Securities Act of 1933 or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                        DEAN WITTER REYNOLDS INC.

                                        By:  /s/ Edward C. Oelsner, III
                                             --------------------------------

                                             Name:  Edward C. Oelsner III
                                                  ---------------------------

                                             Title:  Managing Director
                                                   --------------------------

New York, New York
December 8, 1994